Exhibit 10.32

COUNTY COMMISSIONERS OF FREDERICK COUNTY,
EMERGENT BIOLOGICS INC.
a  n  d
MERCANTILE POTOMAC BANK

BOND PURCHASE AGREEMENT
Dated as of March 31, 2005

Frederick County, Maryland
Tax Increment Financing Bonds
(Dudrow Industrial Park Lot Three Development District)
Series 2005

BOND PURCHASE AGREEMENT
March 31, 2005
County Commissioners of Frederick County
Winchester Hall, 12 East Church Street
Frederick, Maryland 21701
Emergent Biologics Inc.
300 Professional Drive
Gaithersburg, Maryland 20879
Dear Sirs:
     The undersigned (herein called the “Purchaser”) hereby offers to enter into this Bond Purchase Agreement with you for the purchase and sale of the Tax Increment Financing Bonds (Dudrow Industrial Park Lot Three Development District) Series 2005 (the “Bonds”) described below. This offer is made subject to acceptance by County Commissioners of Frederick County (the “Issuer”) and Emergent Biologics Inc. (formerly Advanced BioSolutions, Inc.) (the “Company”). Upon such acceptance, this Bond Purchase Agreement shall become effective in accordance with its terms and shall become binding between you and the undersigned Purchaser.
     Section 1. Definitions. For purposes of this Agreement any word not conventionally capitalized and not defined herein shall have the meaning indicated in the Bond Authorization Legislation (hereinafter defined) or in the Proposal Letter dated February 11, 2005 which is attached hereto as Exhibit A and is by this reference incorporated herein (the “Summary”) and, in addition, the following terms have the meanings specified below:
     “Agreement” means this Bond Purchase Agreement.
     “Bond Authorization Legislation” means the Ordinance No.05-02-363 enacted by the Board of County Commissioners of Frederick County on March 1, 2005, and the Written Order of the President of the Board of County Commissioners of Frederick County dated as of the Closing Date.
     “Closing” means the closing held on the Closing Date.
     “Closing Date” means March 31, 2005, or such later date as the Purchaser, the Company, and the Issuer shall agree upon.
     “Commission” means the Securities and Exchange Commission.

     “Development Agreement” means the development agreement dated as of the Closing Date between the Issuer and the Company.
     “Fiscal Year” means the consecutive 12-month period beginning on January 1st of each year and ending on the December 31st of such year.
     “Governmental Body” means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.
     “Resolution” means Resolution No. 04-38 adopted on October 5, 2004, by the Board of County Commissioners of Frederick County which created the Dudrow Industrial Park Lot Three Development District and the Dudrow Industrial Park Lot Three Development District Special Fund.
     “Servicing Agreement” means the Servicing Agreement dated as of the Closing Date between the Issuer, the Purchaser and the Company.
     Section 2. Sale and Purchase of Bonds.
     A. Sale of Bonds. Subject to the terms and conditions contained in this Agreement (including the Summary), the Issuer hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Issuer, for the account of the Purchaser an aggregate of $300,000 principal amount of the Bonds at a purchase price of $300,000. The Bonds shall be in substantially the same form as the specimen bond attached to this Agreement as Exhibit B and shall be delivered as one fully registered certificated bond in the denomination or denominations authorized under the Bond Authorization Legislation registered in the name of the Purchaser or such other name as the Purchaser shall have designated in writing at or prior to the Closing.
     B. Closing. The sale of the Bonds shall take place on the Closing Date at the offices of Venable LLP, Towson, Maryland. The Purchaser shall make payment of the purchase price for the Bonds on the Closing Date by certified or official bank check or by credit advice of transfer to such account as the Issuer may have designated to the Purchaser in writing no later than the third day prior to such Closing Date. At the Closing, against delivery by Purchaser of the aggregate purchase price for the Bonds, the Issuer will deliver to Purchaser certificates representing the Bonds, registered as specified in paragraph, and bearing the following legend:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOND REGISTER UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN

EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH ACT DOES NOT APPLY.
NEITHER THE ISSUER OF THIS BOND NOR THE BOND REGISTRAR OR TRANSFER AGENT FOR THIS BOND MAY REGISTER THE TRANSFER OF, OR EXCHANGE THIS BOND FOR, A BOND OF THE ISSUE OF BONDS IN A DENOMINATION WHICH IS LESS THAN THE DENOMINATION OF THIS BOND; PROVIDED THAT EXCHANGE OF THIS BOND FOR ONE OR MORE BONDS IN DENOMINATIONS OF $100,000 OR MORE SHALL BE PERMITTED IF SUCH EXCHANGE DOES NOT VIOLATE ANY APPLICABLE SECURITIES LAWS INCLUDING SECURITIES AND EXCHANGE COMMISSION RULE 15c2-12.
NEITHER THE ISSUER OF THIS BOND NOR THE TRANSFER AGENT FOR THIS BOND MAY REGISTER THE TRANSFER OF THIS BOND TO A TRANSFEREE UNLESS THE TRANSFEREE IS EITHER A FINANCIAL INSTITUTION OR A SOPHISTICATED INVESTOR WHO IS EXPERIENCED IN BUSINESS AND FINANCIAL MATTERS AND WHO IS ALSO ABLE TO EVALUATE THE RISKS AND MERITS OF INVESTING IN SECURITIES SIMILAR TO THIS BOND.
     C. Right to Rescind. The Purchaser shall have the right to rescind or terminate this Agreement at any time on or prior to the Closing Date or if the sale and purchase of the Bonds as provided herein shall in the Purchaser’s reasonable judgment become impossible or impractical because, since the date hereof: (1) any outbreak of major hostilities or any other national or international calamity or crisis shall have occurred; (2) a general banking moratorium shall have been declared by Federal or New York State authorities; or (3) trading on the New York Stock Exchange shall have been suspended or minimum or maximum for prices shall have been required on the New York Stock Exchange by such Exchange or by the Commission or any other Governmental Body.
     Section 3. Representations and Warranties of the Issuer. The Issuer represents and warrants to the Purchaser that:
     A. Organization and Power. The Issuer is a body politic and corporate and political subdivision of the State of Maryland. The Issuer is authorized and empowered by the provisions of the Act to enter into the transactions contemplated by this Agreement.
     B. Authorization of Agreements. etc. The execution, delivery and performance of this Agreement and the Bonds have been duly authorized by all necessary proceedings of the Issuer, and such execution, delivery and performance do not and will not contravene, or constitute a default under, any provision of law, ordinance or regulation applicable to the Issuer or any judgment, order, decree, agreement or instrument binding on it or result in the creation of any lien or other encumbrance on any asset of the Issuer other than the restrictions on the Dudrow Industrial Park Lot Three Development District Special Fund under the provisions of the Act and the Resolution. This Agreement constitutes the valid and binding agreement of the Issuer, and the Bonds, when duly executed and delivered by the Issuer in accordance with this Agreement and the Bond Authorization Legislation, will constitute valid and binding obligations of the Issuer.
     C. Governmental Consents. All authorizations, consents and approvals of Governmental Bodies required in connection with the execution and delivery by the Issuer of, or in connection with the performance by the Issuer of its obligations under, this Agreement and the Bonds have been obtained and are in full force and effect.
     D. No Litigation. There is no action, suit or proceeding pending, or to the Issuer’s knowledge threatened, against or affecting the Issuer in any court or before any arbitrator or before or by any Governmental Body calling into question the creation, organization or existence of the Issuer, the title of any of its officers to their respective offices, the pledge or lien securing the Bonds, the collection of any amounts pledged to the payment of the Bonds, or the power of the Issuer to enter into the transactions contemplated hereby or wherein an unfavorable decision, ruling or finding would adversely affect the transactions contemplated hereby or would affect the enforceability of the Bonds or any other agreement or instrument to which the Issuer is a party and that is to be used in connection with, or is contemplated by, this Agreement, nor to the knowledge of the Issuer is there any basis therefor.
     E. Collection. In the event that the Company or any other owner fails to pay real estate taxes on the Dudrow Industrial Park Lot Three Development District in a timely manner, the County covenants to pursue such delinquency in accordance with its ordinary and customary collection and tax sale procedures generally applicable to delinquent taxpayers.
     F. Grant of Security Interest. In order to secure the payment of the Bonds from the Dudrow Industrial Park Lot Three Development District Special Fund (the “Special Fund”), the Issuer hereby assigns, pledges and grants to the Purchaser a first lien security interest under the Maryland Uniform Commercial Code in the Special Fund and all monies deposited therein, including investment earnings thereon and all proceeds thereof. The Issuer authorizes the Purchaser to file Financing Statements and to enter into Control Agreements, if the Purchaser deems necessary, in order to perfect the Purchaser’s lien and security interest in the Special Fund and all monies therein, including investment earnings thereon and all proceeds of the Special Fund.
     Section 4. Representations and Warranties of the Company. The Company represents and warrants to the Issuer and the Purchaser that:

     A. Organization and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and to enter into and perform this Agreement.
     B. Authorization of Agreements. etc. This Agreement has been duly authorized by all necessary corporate action on the part of the Company (no action by the stockholders of the Company being required). This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company except to the extent that enforceability may be effected by any bankruptcy or insolvency proceeding filed by or against the Company and subject to the exercise of judicial discretion in accordance with general principals of equity.
     C. INTENTIONALLY OMITTED.
     D. No Material Adverse Change. Since June 30, 2004, there has been no material adverse change in the business, financial position, results of operations or prospects of the Company, considered as a whole.
     E. Noncontravention. The execution, delivery and performance by the Company of this Agreement does not and will not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation of any lien or other encumbrance on any asset of the Company.
     F. Governmental Consents. No consent or approval is required to be obtained from, and no action need be taken by, or document filed with, any Governmental Body in connection with the execution, delivery and performance of this Agreement by the Company, or, if any such action is required, the same has been duly taken, is in full force and effect and constitutes valid and sufficient consent or approval therefor.
     G. Brokers. No person, corporation or other entity has, or as a result of any action of or by the Company in connection with the transactions contemplated hereby and by the Resolution and the Bond Authorization Legislation will have, any right, interest or valid claim against the Purchaser for any commission, fee or other compensation as a broker or finder, or in any similar capacity.
     H. No Litigation. As of the date hereof, there is no action, suit or proceeding pending, or to the best of the Company’s knowledge threatened, against or affecting the Company in any court or before any arbitrator or before or by any Governmental Body which in any manner raises any question affecting the validity or enforceability of this Agreement, the Resolution, the Bond Authorization Legislation, or any other agreement or instrument to which the Company is a party and that is to be used in connection with, or is contemplated by, this Agreement, or which is likely to result in a materially adverse change in the business, financial position or results of operations of the Company nor to the best of the knowledge of the Company is there any basis therefor.
     Section 5. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Issuer that:
     A. Receipt of Information. The Purchaser has received the information with respect to the Company, it affairs, and the Project which the Purchaser has requested and which the Purchaser as an informed and experienced investor has deemed necessary in order to make an adequate and thorough evaluation of the risks and rewards of an investment in the Bonds.
     B. Limited Obligation. The Purchaser acknowledges that the Bonds are limited obligations of the Issuer and are payable solely from moneys deposited in the Dudrow Industrial Park Lot Three Development District Special Fund created by the Issuer pursuant to Section 14-207 of the Act and the Resolution and that the Special Fund is subject solely to the limitations and restrictions of Section 14-208 of the Act and the Resolution as to the use of moneys in that fund. The Purchaser further acknowledges that the Bonds will be repaid solely by the Issuer’s pledge to allocate and divide a portion of the property taxes actually received with respect to the real property located within the Dudrow Industrial Park Lot Three Development District pursuant to Section 14-206(3) of the Act and the Resolution and to pay that portion into the Special Fund. The Bonds are not general obligations of the Issuer and the full faith and credit of the Issuer are not pledged to the payment of the principal of and the interest and any redemption premium on the Bonds. The Purchaser has no right to compel the levy of any taxes by the Issuer and the insufficiency of monies in the Special Fund to pay the Bonds shall not constitute a default under the Bonds.
     C. Review of Documents. The Purchaser has reviewed and approved the form of the Bonds attached to this Agreement as Exhibit B, the Resolution, the Bond Authorization Legislation, and such documents contain the terms which have been agreed to by the Purchaser.
     D. Financial Experience. The Purchaser is experienced in financial and business matters, including the purchase and ownership of taxable and tax-exempt municipal obligations payable solely from incremental real property tax revenues derived from limited owner development districts and is able to evaluate the risks and merits of the investment in purchase of the Bonds.
     E. Access to Information. The Purchaser either has been supplied or has had access to such information with regard to the Company, including financial statements and related financial data, as it deems appropriate and to which a reasonable investor would attach significance in making an investment decision to purchase securities such as the Bonds. The Company has made itself available to the Purchaser at its request to enable Purchaser to determine those facts about the nature of Company’s business, the risks attendant thereto, and the value of the security so as to enable Purchaser to make a knowledgeable decision to purchase the Bonds. The Purchaser has not obtained any interest in real property as security for the Bonds.
     F. No Reliance on the Issuer. Purchaser (1) has not relied upon the Issuer’s decision to create the Dudrow Industrial Park Lot Three Development District and the Dudrow Industrial Park Lot Three Development District Special Fund and to issue the Bonds as any confirmation of the creditworthiness of the Company or the security for the Bonds, (2) has not relied upon the Issuer to supply any information whatsoever about the Company, its business, its prospects, or its financial affairs, and (3) has made the decision to purchase the Bonds solely on the basis of its own independent judgment.
     G. Investment Purpose. The Purchaser is purchasing the Bonds for its own account, with the purpose of investment and not with a view to the distribution or resale of the Bonds other than to the Participants. The Purchaser has not offered, offered to sell, offered for sale, or sold the Bonds by means of any form of general advertising and the Purchaser is not an “underwriter” within the meaning of Section 2(11) of the Securities Act of 1933, as amended, and will not sell the Bonds without registration under the Securities Act of 1933, as amended, or an exemption from such registration.
     H. Authority to Execute. The Purchaser has full power and authority to execute this Agreement and to purchaser or acquire the Bonds.
     I. Lawful Investment. The Purchaser has satisfied itself that the Bonds are a lawful investment for the Purchaser under all applicable laws.
     J. No Credit Rating. The Purchaser acknowledges that no credit rating has been sought or obtained with respect to the Bonds.
     K. No Continuing Disclosure. The Purchaser acknowledges that because (1) the authorized denomination of the Bonds is $100,000 and (2) the sale of the Bonds is limited to no more than 35 sophisticated persons none of whom is purchasing for more than one account with a view toward distributing the Bonds, the Issuer shall have no ongoing continuing obligation in connection with the Bonds under Securities and Exchange Commission Rule 15c2-12.
     Section 6. Conditions of Closing. The Purchaser’s obligation to purchase the Bonds under this Agreement shall be subject to the satisfaction prior to the Closing Date or concurrently with the Closing on such date, of the following conditions:
     A. Opinion of Counsel to the Company. The Purchaser shall have received favorable opinions dated the Closing Date from Arent Fox PLLC, special counsel to the Company, satisfactory to the Purchaser and the Purchaser’s counsel, to the effect that:

     (1) the Company is a corporation duly incorporated, validly existing, in good standing under the laws of Maryland, and duly authorized to transact business in Maryland, and qualified to do business in Maryland, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform this Agreement and the Development Agreement;
     (2) this Agreement and the Development Agreement have been duly authorized by all necessary corporate action on the part of the Company. This Agreement and the Development Agreement have been duly executed and delivered by the Company and constitute valid and binding agreements of the Company, subject to the customary qualifications for bankruptcy and the application of equitable principles in actions to enforce contracts;
     (3) to the knowledge of such counsel upon reasonable inquiry, there are no actions, suits or proceedings, pending or threatened against or affecting the Company or any Subsidiary of the Company in any court or before any arbitrator or before or by any Governmental Body in which there is a reasonable possibility of an adverse decision which would materially adversely affect the business, financial position or results of operations of the Company and its Subsidiaries, or which in any manner raises any question affecting the validity of this Agreement or the Development Agreement;
     (4) the execution, by the Company of this Agreement and the Development Agreement do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or any agreement, judgment, injunction, order, decree or other instrument binding upon the Company and known to such counsel after reasonable inquiry, or result in the creation of any lien or other encumbrance on any asset of the Company; and
     (5) no consent or approval is required to be by, or document filed with, any Governmental Body in connection with the execution, delivery and performance of this Agreement or the Development Agreement by the Company, or, if such action is required, the same has been duly taken, is in full force and effect and constitutes valid and sufficient authorization therefor.
     B. Opinion of Counsel to Issuer. The Purchaser shall have received a favorable opinion dated the Closing Date from Venable LLP, Baltimore, Maryland, in the form attached to this Agreement as Exhibit C.
     C. Representations and Warranties. The representations and warranties of the Issuer and the Company contained herein shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

     D. Performance; No Default. The Company shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it prior to or on the Closing Date, and at the time of the Closing no event of default or default shall have occurred and be continuing with respect to the Development Agreement and the Bonds.
     E. Compliance Certificate. Unless this Agreement is dated the Closing Date, the Company shall have delivered to the Purchaser on the Closing Date a certificate, dated the Closing Date, signed by its President or one of its Vice Presidents, certifying that the conditions relating to it in Section 6.C and Section 6.D have been fulfilled.
     F. Bond Authorization Legislation. The Bond Authorization Legislation shall have been duly adopted, enacted, and executed by the duly elected or appointed officials of the Issuer, shall be in full force and effect, and shall not be subject to any referendum.
     G. Other Documents and Proceedings. The Purchaser shall have received all other documents and opinions as the Purchaser may have requested relating to (1) the existence of the Company, (2) the corporate and governmental authority for and validity of this Agreement, Bond Authorization Legislation, the Development Agreement, and the Bonds, and (3) other matters relevant to the issuance and sale of the Bonds hereto. All proceedings to be taken in connection with the transactions contemplated by this Agreement, the Resolution, and the Bond Authorization Legislation, and all documents, opinions and certificates incident to such transactions shall be satisfactory in form and substance to the Purchaser.
     H. The Bonds. The Purchaser shall have received the duly authenticated Bond in compliance with the provisions of Section 2.A hereof.
     I. No Legal Action. There shall not be pending before any court or before any administrative body any action, proceeding or investigation which is directed toward challenging, restraining, prohibiting or invalidating the transactions contemplated hereby, nor shall the Company have received from any Governmental Body official notification in writing objecting to the sale of the Bonds.
     J. The Servicing Agreement. The Purchaser shall have received a duly executed copy of the Servicing Agreement.
     Section 7. INTENTIONALLY OMITTED.
     Section 8. A. Environmental Matters. The Company represents and warrants that it is in compliance with the terms and provisions of the Loan Agreement and Deed of Trust between it and the Purchaser dated October 12, 2004, in respect to Hazardous Materials (as defined in those documents).

               B. Compliance. With respect to the Project, the Company will at all times comply in all respects with all applicable laws (whether statutory, common law or otherwise), rules, regulations, orders, permits, licenses, ordinances, judgments, or decrees of any Governmental Body, including, without limitation, all laws regarding public health or welfare, environmental protection, water and air pollution, composition of product, underground storage tanks, toxic substances, hazardous wastes, hazardous substances, hazardous materials, waste or used oil, asbestos, occupational health and safety, nuisances, trespass, and negligence, except to the extent the failure to comply would not materially adversely affect the Borrower’s properties (including the Project), operations or financial conditions.
     Section 9. Payment of Certain Expenses and Taxes by the Company. Whether or not the transactions contemplated by this Agreement shall be consummated, the Company will:
     (1) pay all reasonable expenses incurred by the Purchaser and the Issuer incident to the transactions contemplated by this Agreement or in connection with any enforcement, modification, amendment, or alteration of this Agreement, the Development Agreement, the Bonds, the Resolution, or the Bond Authorization Legislation (whether or not any such enforcement, modification, amendment or alteration becomes effective), including, but not limited to, any out-of-pocket expenses incurred by the Purchaser or the Issuer and the fees, charges and disbursements of counsel for the Issuer and for the Purchaser; and
     (2) pay and hold the Purchaser and the Issuer harmless against any and all liability with respect to amounts payable as a result of (a) any taxes which may be determined to be payable in connection with the execution and delivery of the Bonds, this Agreement, the Development Agreement, Resolution, or the Bond Authorization Legislation, or any modification, amendment or alteration, of the terms or provisions of any of the Bonds, this Agreement, Development Agreement, the Resolution, or the Bond Authorization Legislation, (b) any interest or penalties resulting from any delays in paying any of such expenses, charges, disbursements, liabilities or taxes, and (c) any advisory, placement, brokers’, finders’ or other similar fees incurred in connection with the sale of the Bonds hereunder.
The obligations of the Company under this Section shall survive the payment of the Bonds.
     Section 10. Survival of Covenants; Successors and Assigns. All covenants, agreements, representations and warranties made by the Company or the Purchaser in this Agreement or the Development Agreement, and in certificates or other documents delivered pursuant to them, shall survive the delivery of the Bonds to the Purchaser and shall continue in full force and effect, until all the Bonds are paid in full and thereafter to the extent provided by Section 9. All such covenants, agreements, representations and warranties shall be binding upon any successors and assigns of the Company or the Purchaser, as the case may be, and shall inure to the benefit of their successors and assigns.
     Section 11. A. No Oral Change; Amendments in Writing. This Agreement may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.
     B. No Assignment of Agreement. The Company may not assign any of its rights or obligations under this Agreement without the Purchaser’s written consent, and the Purchaser shall not be required to purchase the Bonds under this Agreement except from the Issuer.
     C. Conflicts. In the event of a conflict between the Summary and the terms hereof, the terms of this Agreement shall control.
     Section 12. Notices. Except as otherwise provided in this Agreement, whenever notice is required to be given pursuant to the provisions of this Agreement or the Support Agreement, such notice shall be in writing and shall be mailed by first class mail postage prepaid addressed as set forth in the Servicing Agreement at the address set forth adjacent to the signatures of the parties hereto.
     Section 13. Law Governing. This Agreement shall be construed in accordance with and governed by the laws of the State of Maryland.
     Section 14. Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.
     Section 15. Immunity of Officers, Employees and Members of Issuer. No recourse shall be had for the payment of the principal of or premium or interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement in this Agreement contained against any past, present or future officer, director, member, employee or agent of the Issuer or of any successor political subdivision, as such, either directly or through the Issuer or any successor political subdivision, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such officers, directors, members, employees or agents as such is hereby expressly waived and released as a condition of and consideration for the execution of this Agreement and the issuance of the Bonds.
     Section 16. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     If you agree with the foregoing, please sign two copies of this Agreement in the space provided below for your acceptance and return one copy so executed to the undersigned Purchaser, whereupon this Agreement shall then become a binding agreement between the Purchaser, the Issuer, and the Company.
[SIGNATURES BEGIN ON THE NEXT PAGE]

The foregoing is hereby accepted as of the date set forth above.

Very truly yours, MERCANTILE POTOMAC BANK
By:	/s/ Christopher A. Hesen
	Name:	Christopher A. Hesen
	Title:	Senior Vice-President

[Page 1 of 3 signature pages of Bond Purchase Agreement]

The foregoing is hereby accepted as of the date set forth above.
EMERGENT BIOLOGICS INC.

By:	/s/ Fuad El-Hibri Name:
Title:
[Page 2 of 3 signature pages of Bond Purchase Agreement]

The foregoing is hereby accepted as of the date set forth above.
COUNTY COMMISSIONERS OF FREDERICK COUNTY

By:	/s/ John L. Thompson Jr. John L. Thompson, Jr.
President of the Board of County Commissioners
[Page 3 of 3 signature pages of Bond Purchase Agreement]

EXHIBIT A
SUMMARY OF TERMS

MERCANTILE POTOMAC BANK
                    February 11, 2005
Board of County Commissioners of Frederick County
12 East Church Street
Winchester Hall, MD
Dear Lady and Gentlemen:
     The Mercantile Potomac Bank is pleased to advise you that we have approved your request associated with the planned Tax Increment Financing (“TIF”) for economic development purposes as required by the State of Maryland’s Department of Business and Economic Development.

Purchaser:	Mercantile Potomac Bank (“Bank”)

Issuer:	County Commissioners of Frederick County (“County” or “Issuer”).

Amount:	Not to exceed $325,000.00

Purpose:	To fund certain allowable expenditures, including the acquisition of land and site work for the Dudrow Industrial Park, Lot Three Development District also known as the Units 1, 2 & 3 Wedgewood IV Land Condo.

Term:	Five years.

Repayment:	Annual payments of principal and interest beginning on December 1, 2005 and annually thereafter due on December 1st of each year.

Funding:	Funding will occur on or before March 31, 2005.

Interest Rate:	Fixed rate for the five year term at 6.625% (taxable) or the 4.08% (tax- exempt).

Facility/
Collateral:	The facility (“Bond”) will be a limited obligation of the County under which ninety percent (90%) of the incremental increase of real estate taxes (“Incremental Taxes”) from the TIF district will be deposited in a a special fund and pledged to pay the Bond. Subject to the county’s consent, in the event of a default or insufficient debt service coverage, 100% of the Incremental Taxes then remaining in the special fund created to hold the Incremental Taxes will be pledged for debt service requirements and collection expenses of the Bond.

MERCANTILE POTOMAC BANK
Other Conditions:
1.	Ninety percent (90%) of the Incremental Taxes will be pledged to the debt service assigned to the Bond so that a minimum ratio of 1.0:1.0 of taxes pledged (as a result of final tax assessed value on the property) to annual debt service will be maintained. See Schedule A example of calculation.
2.	The Bond will also be subject to a Bond Purchase Agreement entered into by the Purchaser, the County and Emergent Biologics Inc. (“Emergent”), which will include the terms and provisions set forth above as well as other terms and conditions reasonably acceptable to the Issuer and Purchaser including the Issuer’s covenant to treat the Property in a manner consistent with that of other delinquent taxpayers and to offer the Property for sale under its tax lien in the ordinary course of its tax collection activities.
General Conditions:
1.	Any material change in the conditions contained in this letter, as determined by the Purchaser in its sole discretion, will allow the Purchaser to terminate this letter agreement by written notice to the County, and thereupon Purchaser shall have no further obligations to the County to purchase the bond or otherwise perform any obligation set forth herein or in other related document or agreement.

2.	Documentation: All documents evidencing or securing the Bond and any other Liabilities (collectively, the “Bond Documents”) or relating to any such documents and such other documents, instruments, opinions, assurance, consents, and approvals as the Purchaser may deem necessary shall be subject to the approval of and shall be in form and content satisfactory to the Purchaser and its counsel in their sole but reasonable discretion. In particular, such documents may include, without limitation, but subject to existing and future Deeds of Trust affecting the property, in the sole discretion of the Purchaser and its counsel, provision for application of condemnation proceeds for restoration of the improvements.

3.	Expenses: Emergent shall pay all fees, expenses, costs and charges with respect to the issuance of the Bond, or in any way connected therewith, including, but not limited to attorney’s fees and expenses (including Purchaser’s counsel’s fees and expenses). The Issuer’s counsel will prepare the Bond Documents. Such expenses may be funded by the proceeds of the Bond.

4.	Interest Computation: Late Charges: Interest on the Bond shall be computed on the basis of thirty (30) day months and a 360-day year. Upon default under the Bond documents, a late charge equal to the lesser of five percent (5%) per month or the interest rate otherwise chargeable for the delinquent tax payments based upon the incremental tax payment due for that current tax

MERCANTILE POTOMAC BANK
year shall be payable from incremental taxes or other funds then available in the special fund, which charge should accrue if any payment of principal or interest pursuant to the bond shall be more than fifteen (15) days delinquent and such interest shall continue to accrue until the default is cured or the Bond is paid in full.

5.	Evidence of Compliance, etc. Evidence satisfactory to the Purchaser that:
i.	The Bond and actual use of the Property complies in all material respects with all laws, ordinances, rules and regulations of all governmental authorities having jurisdiction over the same.

ii.	All requisite approvals for occupancy of the facility have been validly granted without qualifications; and

iii.	There are no actions or proceedings pending before any court or administrative agency or governmental body at the time which materially and adversely affect the Issuer’s or Emergent ability to honor its obligations under the Bond
6.	Hazardous Materials: Emergent shall represent and warrant that it is in compliance with the provision of the Deed of Trust and Loan Agreement dated October 12, 2004 between it and the Bank in respect to Hazardous Materials as therein defined.

7.	Assignment: Except to reimburse Emergent for qualifying expenditures, the proceeds of the Bond shall not be assigned by the Issuer without the prior written consent of the Purchaser, and any such assignment without such consent shall be void and, at the option of the Purchaser, be deemed a default, hereunder. The Bond and any other bond or documentation connected with or contemplated by this transaction may be placed, assigned, serviced, and/or participated out (either in whole or in part) by the Purchaser and/or its successors and assigns.

8.	Termination: The Purchaser may terminate this commitment if, except as may be otherwise provided herein, the Bond or any other feature of the transaction has been or is misrepresented by the Issuer, or any third party in the bond application or otherwise, or if any adverse change, in the sole but reasonable judgment of the Purchaser, shall have occurred with respect to any part of this transaction.

9.	Actions by the Purchaser: No statement, agreements, or representations oral or written, which may have been made to the Issuer or any third party or to any employee or agent of the Issuer, either by the Purchaser or by any employee, agent, or broker acting on the Purchaser’s behalf, with respect to the Bond, shall be of any force or effect, except to the extend stated in this commitment, and all prior agreements and representations with respect to the Bond are merged herein. This commitment may not be changed except by written agreement signed by the Issuer and the Purchaser.

MERCANTILE POTOMAC BANK
     We are very pleased to be able to make this commitment and we look forward to working with the County and Emergent on the issuance of the Bond.
With regards,
/s/ Christopher A. Hesen
Christopher A. Hesen
Senior Vice President
Agreed and accepted this ___day of February 2005.

Witness:	Board of County Commissioners Of Frederick County

By:

MERCANTILE POTOMAC BANK
Schedule A
TIF Bond Calculations For
Emergent BioLogics Inc. Facility
Assessed Market Value:

		Current Estimate
As of January 1, 2004	Land	$773,600.00
As of July 1, 2005	Building	$18,716,062.00

Assessment Ratio:		100%
Assessable Base:		$18,716,062.00
Less Original Assessable Base:		(773,600.00)

Adjusted Assessable Base:		$17,942,462.00
Tax Calculation:

County Tax Rate	$1.00
County Base Tax Revenue	$7,736.00
Tax Increment Revenue	$179,424.00
Pledged Allocation @ 90%	$161,481.00
Bond Repayment Scenario:

Taxable Rate		Tax-Exempt Rate

Rate	6.625%	4.08%
Principal	$325,000.00	$325,000.00
Term	60 Months	60 Months
P&I	$78,669.73	$ 73,287.33

Coverage	2.053X	2.203X

EXHIBIT B
SPECIMEN BOND

No. R-1	$300,000.00
UNITED STATES OF AMERICA
STATE OF MARYLAND
FREDERICK COUNTY, MARYLAND
TAX INCREMENT FINANCING BOND
(DUDROW INDUSTRIAL PARK LOT THREE DEVELOPMENT DISTRICT)
SERIES 2005

Annual Interest Rate	Maturity Date	Bond Date

4.08%	December 1, 2009	March ___, 2005
Registered Owner:     Mercantile Potomac Bank
Principal Amount:     Three Hundred Thousand Dollars
     County Commissioners of Frederick County, a body politic and corporate organized and existing under the Constitution and laws of the State of Maryland (the “County”), hereby acknowledges itself indebted for value received and, promises to pay to the Registered Owner shown above, or his registered assigns, on December 1, 2005 and on each December 1 thereafter up to and including the Maturity Date shown above unless this bond shall have been called for prior redemption and payment of the redemption price made or provided for, the Principal Amounts set forth on Schedule A attached hereto and made a part hereof (“Schedule A”) and to pay interest on the outstanding principal amount hereof from the date hereof in the amounts set forth on Schedule A.
     Interest on this Bond shall be paid at the Annual Interest Rate shown above, payable December 1, 2005 and annually thereafter on December 1 in each year (the “Interest Payment Dates”) until payment of such Principal Amount shall be discharged in the amounts set forth on Schedule A. Such interest shall be paid to the person in whose name this bond is registered on the registration books maintained by the Servicer (as hereafter defined) who shall serve as bond registrar for the Bond (the “Bond Registrar”) at the close of business on the 15th calendar day of the month next preceding each Interest Payment Date (the “Record Date”).
     Interest on this Bond shall be computed on the basis of thirty (30) day months and a 360-day year. If any payment due hereunder is not received within fifteen (15) days after its due date, a late charge equal to the lesser of one percent (1%) per month or the interest rate then chargeable by the County for delinquent tax payments shall accrue on such late payment and shall be payable from any late payment proceeds received by the County on the incremental taxes pledged for repayment of this Bond.

     This Bond is a limited obligation of the County, payable as provided in the Ordinance, and the full faith and credit and unlimited taxing power of County Commissioners of Frederick County are not pledged to the payment of the principal of this Bond and of the interest to accrue hereon.
     Principal of, premium, if any, and interest on this Bond are payable in such money of the United States of America as is lawful at the time of payment.
     This Bond is a single bond, limited in aggregate principal amount to $300,000.00, dated March     , 2005 and known as “Frederick County, Maryland, Tax Increment Financing Bond (Dudrow Industrial Park Lot Three Development District) Series 2005 (the “Bond”). The Bond is issued as a registered bond, without coupons, in the denomination of $300,000.00. The Bond is numbered No. R-1 and matures on December 1, 2009.
     The Bond shall be subject to redemption at the option of the County in whole or in part from funds available to the County for such purpose at any time without penalty or premium.
     Notice having been given in the required manner hereunder, the Bond or portion of the Bond called for redemption shall, on the redemption date designated in such notice, become and be due and payable at the redemption price provided for redemption of such Bond or portion of such Bond on such date. On the date so designated for redemption, notice having been given as required hereunder and monies for payment of the redemption price being held in separate accounts by the Servicer or the County in trust for the Owner of the Bond or portions thereof to be redeemed, interest on the Bond or portion of Bond shall cease to be entitled to any lien, benefit or security under the Bond Documents, and the Owner of such Bond or portion of such Bond shall have no right in respect thereof except to receive payment of the redemption price thereof and, upon presentation and surrender of the Bond to the Servicer, to receive a new Bond for any unredeemed portion of the Bond.
     The Bonds will be transferable only upon the Bond Register by the Bond Registrar. Any Bond presented for transfer, exchange, registration, or redemption shall be accompanied by a written instrument or instruments of transfer or authorization for exchange, in form and with guaranty of signature satisfactory to the Bond Registrar, duly executed by the Registered Owner thereof or by his duly authorized attorney. Upon any transfer or exchange, the County shall execute and the Bond Registrar shall authenticate and deliver in the name of the Registered Owner or the transferee or transferees, as the case may be, a new registered Bond or Bonds of any of the authorized denominations in an aggregate principal amount equal to the principal amount of the Bond exchanged or transferred and maturing on the same date and bearing interest at the same rate. In each case, the County and the Bond Registrar may require payment by the Registered Owner requesting the exchange or transfer of any tax, fee or other governmental charge, shipping charges and insurance that may be required to be paid with respect thereto, but otherwise no charge shall be made to the Registered Owner for the exchange or transfer.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOND REGISTER UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH ACT DOES NOT APPLY.
     NEITHER THE ISSUER OF THIS BOND NOR THE BOND REGISTRAR OR TRANSFER AGENT FOR THIS BOND MAY REGISTER THE TRANSFER OF, OR EXCHANGE THIS BOND FOR, A BOND OF THE ISSUE OF BONDS IN A DENOMINATION WHICH IS LESS THAN THE DENOMINATION OF THIS BOND; PROVIDED THAT EXCHANGE OF THIS BOND FOR ONE OR MORE BONDS IN DENOMINATIONS OF $100,000 OR MORE SHALL BE PERMITTED IF SUCH EXCHANGE DOES NOT VIOLATE ANY APPLICABLE SECURITES LAWS INCLUDING SECURITIES AND EXCHANGE COMMISSION RULE 15C2-12.
     NEITHER THE ISSUER OF THIS BOND NOR THE TRANSFER AGENT FOR THIS BOND MAY REGISTER THE TRANSFER OF THIS BOND TO A TRANSFEREE UNLESS THE TRANSFEREE IS EITHER A FINANCIAL INSTITUTION OR A SOPHISTICATED INVESTOR WHO IS EXPERIENCED IN BUSINESS AND FINANCIAL MATTERS AND WHO IS ALSO ABLE TO EVALUATE THE RISKS AND MERITS OF INVESTING IN SECURITIES SIMILAR TO THIS BOND.
     The Bond Registrar shall not be required to transfer or exchange any Bond after the mailing of notice calling such Bond or portion thereof for redemption; provided, however, that this limitation shall not apply to any portion of a Bond which is not being called for redemption.
     The Bond is issued pursuant to the authority of Article 41, Section 14-201 of the Annotated Code of Maryland and in accordance with Resolution No. 04-38 of the Board of county commissioners of the County adopted on October 5, 2004 and the Ordinance (as hereafter defined).
     It is hereby certified and recited that each and every act, condition and thing required to exist, to be done, to have happened and to be performed precedent to and in the issuance of this Bond, does exist, has been done, has happened and has been performed in full and strict compliance with the Constitution and laws of the State of Maryland and Ordinance No. 05-02-363 of the Board of County Commissioners of Frederick County, enacted on March 1, 2005 authorizing the issuance of the issue of Bonds, of which this bond is the sole Bond (the “Ordinance”) and that said issue of Bonds, together with all other indebtedness of the County, is within every debt and other limit prescribed by the Constitution and laws of said State.

     IN WITNESS WHEREOF, the County has caused this Bond to be executed in its name by the President of the Board of County Commissioners of Frederick County and attested by its County Manager, and has also caused its corporate seal to be printed hereon.

ATTEST:		COUNTY COMMISSIONERS OF FREDERICK COUNTY

By:		By:

	Douglas D. Browning		John L. Thompson, Jr.
	County Manager		President, Board of County Commissioners of Frederick County

ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (Tax Identification or Social Security No.                                                             ) the within bond and all rights thereunder, and does hereby constitute and appoint                                                             attorney to transfer the within bond on the books kept for the registration thereof, with full power of substitution in the premises.
Dated:

Signature Guaranteed:

NOTICE: Signatures must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company	(Signature of Registered Owner)
NOTICE: Signature must correspond with the name of the Registered Owner of the within bond as it appears on the face of the within bond in every particular, without alteration or enlargement or any change whatever

SCHEDULE A
BOND SCHEDULE
(i)	Bond Identifying Number: R-I

(ii)	Company Name: EMERGENT BIOLOGICS INC.

(iii)	Property Address: 7114, 7116 and 7118 Geoffrey Way, Frederick, Maryland 21701

(iv)	(a) Original Loan Term: 5 years

(b) Original Final Maturity: December 1, 2010

(v)	Bond Interest Rate: 4.08% per annum

(vi)	First Monthly Payment Due Date: December 1, 2005

(vii)	Annual Payment Amount: 12/01/05 $64,113.84; each 12/01 thereafter $67,649.84 [+ Annual Servicing Fee $0]

(viii)	Original Principal Balance: $300,000.00

EXHIBIT C
BOND OPINION

VENABLEllp	210 Allegheny Avenue	Telephone 410-494-6200	www.venable.com
	Post Office Box 5517	Facsimile 410-821-0147
Towson, Maryland 21285-5517
March                     , 2005
County Commissioners of Frederick County
Winchester Hall
12 E. Church Street
Frederick, Maryland 21701
Mercantile Potomac Bank
702 Russell Avenue — Suite 200
Gaithersburg, Maryland 20877

Re:	$300,000 Frederick County, Maryland Tax Increment Financing Bond (Dudrow Industrial Park Lot Three Development District) Series 2005
Ladies and Gentlemen:
     We have acted as bond counsel to County Commissioners of Frederick County, a body politic and corporate and a political subdivision of the State of Maryland (the “Issuer”), in connection with the issuance of the above-referenced bonds which are issued as a single, fully registered bond in the amount of $300,000 (the “Bond”) dated the date hereof.
     In such capacity, we have examined the law and such certified proceedings and other papers as we deem necessary to render this opinion.
     The scope of our engagement as bond counsel extends solely to an examination of the facts and law incident to rendering the opinion specifically expressed herein.
     Unless the context clearly indicates otherwise, each capitalized term used in this opinion shall have the same meaning as set forth in the Bond and in the Purchase Agreement.
     The Bond has been authorized and issued pursuant to the Tax Increment Financing Act, Sections 14-201 through 14-214 of Article 41 of the Annotated Code of Maryland, as amended (the “Act”), Resolution No. 04-38 of the Issuer adopted on October 5, 2004 (the “Resolution”), Ordinance No. 05-02-363 enacted on March 1, 2005 (the “Ordinance”), a Written Order dated of even date herewith executed by the President of the Board of County Commissioners of Frederick County (the “Written Order”) and under a Bond Purchase Agreement among the Issuer, Emergent BioLogics Inc. (the “Developer”) and Mercantile Potomac Bank (the “Purchaser”) dated as of even date herewith (the “Purchase Agreement”). The Bond is a limited obligation of the Issuer payable solely from tax revenues of the Issuer allocated and paid to the Special Fund (as defined in the Resolution).

VENABLEllp
County Commissioners of Frederick County
March                     , 2005

     We refer you to the Bond, the Written Order and the Purchase Agreement for a description of the purposes for which the Bond is issued, the security for the Bond, the manner in which and times at which the principal of, premium (if any), and interest on, the Bond are payable, the interest rate or rates payable on the Bond, the provisions under which the Bond may be redeemed, and all other details of the Bond.
     Mercantile Potomac Bank, as servicer (the “Servicer”) will administer the Bond and the collection of moneys for the payment thereof as fiscal agent for the Issuer pursuant to a Servicing Agreement dated of even date herewith among the Issuer, the Servicer, the Developer and the Purchaser.
     Proceeds of the Bond will be applied by the Issuer to reimburse the Developer for costs incurred by the Developer in connection with certain improvements to the Dudrow Industrial Park Lot Three Development District created by the Resolution, pursuant to a Development Agreement dated of even date herewith among the Issuer and the Developer (the “Development Agreement”).
     We have not reviewed or examined any financial information or other information with respect to the Developer or any offering material relating to the Developer, and we express no opinion relating thereto.
     We have made no investigations of, and are rendering no opinion regarding, title to, liens on or security interests in real or personal property, and we express no opinion as to the creation, validity or priority of any lien upon, assignment of, pledge of or security interest in any real or personal property. It is the responsibility of the Servicer to continue to maintain the perfection, priority or validity of any liens, assignments, security interests or pledges created as security for the Bond.
     This opinion does not constitute or imply a recommendation of the market or financial value of the Bond or an assessment of the strength or appropriateness of the covenants by any of the parties to any of the documents relating to the issuance of, or securing, the Bond, the possibility of default (other than on account of the invalidity of the Bond), the eligibility or suitability of the Bond as an investment, or any other legal or financial aspect of the Bond not expressly addressed.
     As to questions of fact material to our opinion, we have relied on representations of the Developer, the Purchaser and the Issuer contained in the Issuer Documents (as defined below), the certified proceedings and other certifications of public officials furnished to us without undertaking to verify the same by independent investigation.

VENABLEllp
County Commissioners of Frederick County
March                     , 2005

     We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.
     We do not express any opinion herein concerning any law other than the law of the State of Maryland and the federal law of the United States of America.
     Based on the foregoing, we are of the opinion that, under existing law and as of the date hereof:
     1. The Issuer is duly created and validly existing as a body politic and corporate and a political subdivision of the State of Maryland and has full power and authority under the laws of the State, including the Act, to issue the Bond and to execute and deliver, and perform its obligations under, the Purchase Agreement, the Development Agreement and the Servicing Agreement (the “Issuer Documents”).
     2. The Resolution has been validly adopted by the Issuer and has not been amended, rescinded or revoked and is in full force and effect.
     3. The Ordinance has been validly enacted by the Issuer and has not been amended, rescinded or revoked and is in full force and effect.
     4. The Written Order has been duly authorized, executed and delivered by the Issuer and has not been amended, rescinded or revoked and is in full force and effect.
     5. The Bond has been duly authorized, executed and delivered by the Issuer, constitutes the valid and legally binding limited obligation of the Issuer and is enforceable against the Issuer in accordance with its terms. The Bond, the premium (if any), and the interest thereon, are limited obligations of the Issuer, the principal of, premium (if any), and interest on, which are payable solely from tax revenues of the Issuer allocated and paid to the Special Fund (as defined in the Resolution). The Bond, the premium (if any) and the interest thereon shall never constitute an indebtedness or a charge against the general credit or taxing powers of the Issuer, the State of Maryland, or any other public body within the meaning of any constitutional or charter provision or statutory limitation, and shall never constitute or give rise to any pecuniary liability of the Issuer, the State of Maryland, or any other public body. The Bond does not constitute an indebtedness to which the faith and credit of the Issuer, the State of Maryland or any public body is pledged.

VENABLEllp
County Commissioners of Frederick County
March                     , 2005

     6. The Issuer Documents have been duly authorized, executed and delivered by the Issuer and, assuming due authorization, execution and delivery of such agreements by the other parties thereof, constitute legal, valid and binding agreements of the Issuer, enforceable against the Issuer in accordance with their respective terms.
     7. In accordance with the Act, the principal amount of the Bond, the interest payable thereon, its transfer, and any income derived therefrom, including any profit made in the sale or transfer thereof, shall be exempt from taxation by the State of Maryland and by the several counties and municipalities of this State, but no opinion is expressed as to estate or inheritance taxes, Maryland franchise taxes on certain financial institutions measured by income, or to any other taxes not levied or assessed directly on the Bond or the interest thereon.
     8. Interest on the Bonds is excluded from gross income for federal income tax purposes, and interest on the Bonds is not an item of tax preference for purposes of the federal alternative minimum tax imposed on individuals and corporations; it should be noted, however, that such interest is taken into account in determining adjusted current earnings for the purpose of computing the alternative minimum tax imposed on certain corporations (as defined for federal income tax purposes). The opinion set forth in the preceding sentence is subject to the condition that the County comply with all requirements of the Internal Revenue Code of 1986, as amended, that must be satisfied subsequent to the issuance of the Bonds in order that interest thereon be, or continue to be, excluded from gross income for federal income tax purposes. The County has covenanted to comply with all such requirements. Failure to comply with certain of such requirements may cause interest on the Bonds to be included in gross income for federal income tax purposes retroactively to the date of issuance of the Bonds. In addition interest on the Bonds may be subject to the branch profits tax imposed on foreign corporations engaged in a trade or business in the United States.
     Other than as set forth in the preceding paragraphs 7 and 8, we express no opinion regarding the federal or state income tax consequences arising with respect to the Bonds.
     The rights of any holder of the Bond and the enforceability of the Bond and the Issuer Documents are subject to: (a) the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or a court of equity), including judicial limitations on rights to specific performance; (b) the valid exercise of the constitutional powers of the United States of America and of the sovereign police and taxing powers of state or other governmental units having jurisdiction; and (c) bankruptcy,

VENABLEllp
County Commissioners of Frederick County
March                     , 2005

insolvency, reorganization, moratorium or other similar laws heretofore or hereafter in effect affecting creditors’ rights, to the extent constitutionally applicable.
Very truly yours,